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                                                                  Exhibit (10.6)

                                FIRST AMENDMENT
                                     TO THE
                         SALARY CONTINUATION AGREEMENT
                                 BY AND BETWEEN
                           ROWE FURNITURE CORPORATION
                                      AND
                               BARRY A. BIRNBACH


     This FIRST AMENDMENT (the "First Amendment") to the Salary Continuation Agreement (the "Agreement") dated December 6, 1984 by and between ROWE FURNITURE CORPORATION, a Nevada Corporation (the "Company"), and Barry A. Birnbach ("Birnbach").

                                  WITNESSETH:
                                  -----------

WHEREAS, defining "normal retirement age" for purposes of the Agreement by reference to a tax-qualified retirement plan which has been amended and restated several times and may be amended and restated in the future appears to be inappropriate; and

     WHEREAS, the Company and Birnbach desire to establish a grantor trust, commonly known as a "rabbi trust," to hold assets sufficient to satisfy the Company's financial obligations in the event of a change in control of the Company;

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein, the parties hereby agree as follows:

     1. The second sentence of the initial paragraph of the Agreement shall be and hereby is amended to eliminate the words, "normal retirement age under the Company's Profit Sharing and Retirement Fund Plan" and to replace them with the words, "age sixty-five."

     2. The second paragraph of the Agreement shall be and hereby is amended to eliminate the words, "normal retirement age under the Company's Profit Sharing and Retirement Fund Plan" and to replace them with the words, "age sixty-five."

     3. A new paragraph shall be and hereby is added to the conclusion of the Agreement to read as follows:

     Notwithstanding anything herein to the contrary, the Company shall enter into a rabbi trust agreement with an unrelated, federally chartered bank pursuant to which the Company shall initially transfer to such bank cash in a nominal amount equal to one hundred dollars ($100.00). Such rabbi trust shall be established within thirty days of the execution of this First Amendment. Such trust may serve as the rabbi trust for other similar salary continuation agreements to which the Company is a party, but the trustee shall be required to keep a separate account therein, at least for accounting purposes, for you. The Company shall transfer cash representing the full value of the Company's liability to you under this Agreement within fourteen days of a Change in Control (As
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     defined in Subparagraph 10(g) of the Employment Agreement dated December 1,
     1993 by and between Gerald M. Birnbach and Rowe Furniture Corporation). The aforesaid rabbi trust shall be in essential conformity with the principles set forth in IRS Revenue Procedure 92-64.

The Agreement is hereby reaffirmed in its entirety, except with respect to the changes made by this First Amendment on this 28th day of August, 1995.



                                      ROWE FURNITURE CORPORATION



                                      By: /s/ Gerald M. Birnbach
                                          ---------------------------
                                          GERALD M. BIRNBACH
                                          President



                                      /s/ Barry B. Birnbach
                                      -----------------------
                                      Barry A. Birnbach